Exhibit 14(b)
Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Statement of Additional Information constituting part of this Registration Statement on Form N-14 (the "Registration Statement") of Putnam Variable Trust of our report dated February 15, 2002 relating to the financial statements and financial highlights included in the December 31, 2001 Annual Report to the Shareholders of Putnam VT International Growth Fund, a series of the Putnam Variable Trust, which financial statements and financial highlights are incorporated by reference into such Statement of Additional Information. We also consent to the references to us under the heading "Independent Accountants and Financial Statements" appearing in the Statement of Additional of Information and Appendix A attached thereto, and in Sections 1(c), 2(c), 8(d) and 8(p) of the Agreement and Plan of Reorganization, which constitutes Appendix A to the Prospectus/Proxy Statement relating to the proposed merger between Putnam VT Asia Pacific Growth Fund and Putnam VT International Growth Fund.

/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts
June 14, 2002